Exhibit 99.1

Press Release	contacts:	Alfred G. Merriweather	Carolyn Bumgardner Wang
		Chief Financial Officer	WeissComm Partners
		Tel: 650 624 4576	Tel: 415 946 1065
		amerriweather@	carolyn@
		monogrambio.com	weisscommpartners.com

VIROLOGIC CHANGES ITS NAME TO MONOGRAM BIOSCIENCES

— Conference call scheduled for 4:30 P.M. Eastern Today—

So. San Francisco, Calif., September 6, 2005 — ViroLogic, Inc., (Nasdaq: VLGC) announced today that it is changing its name to Monogram Biosciences, Inc.

Effective September 7, 2005, the Company’s common stock will trade under the ticker symbol Nasdaq: MGRM. The contingent value rights (CVRs) will trade under the symbol: MGRMR.OB.

“Our new name reflects our broader commitment to extend our pioneering efforts in individualized medicine beyond viral diseases and into oncology and other serious diseases,” stated William D. Young, Monogram’s Chairman and Chief Executive Officer. “Through our leading edge technologies and innovative product offerings, Monogram’s mission is to tailor patient management and enhance pharmaceutical development for these diseases — and to be the Mark of Individualized Medicine.”

The Mark of Individualized Medicine™

Monogram, formerly ViroLogic, Inc., has been at the forefront of individualized medicine since 1999. The change to Monogram reflects the Company’s broader technology base and capabilities in the field of molecular diagnostics for cancer, derived from its merger with ACLARA Biosciences in December 2004. The Company develops and commercializes innovative products to help guide and improve the treatment of infectious diseases, cancer and other serious diseases. These products enable:

•	Healthcare providers to optimize treatment regimens for their patients. Providers may also be able to reduce healthcare costs by matching the underlying molecular elements of an individual patient’s disease to the drug best able to affect those elements.

•	Pharmaceutical companies to develop new and improved antiviral therapeutics and vaccines, as well as targeted cancer therapeutics. Monogram provides enhanced patient selection and monitoring capabilities throughout the development process.

HIV

The treatment of HIV is difficult for infected individuals who must live with complex regimens, side effects, drug resistance, and other issues. It is also a challenge for healthcare providers who work hard to make sure that their patients are getting the right drugs, finding ways to cope with side effects, and most importantly, staying healthy.

Monogram has developed HIV assays to help make the complexities of antiretroviral therapy easier to manage. The Company’s phenotype and genotype resistance tests, phenotype plus genotype combination test and viral fitness test are intended to help healthcare providers choose the drugs that will provide the greatest benefit to the individual over the long term.

For its biopharmaceutical partners, Monogram provides accurate, advanced and comprehensive technologies for measuring drug resistance and other viral characteristics — information essential for the development of drugs and vaccines for infectious diseases.

For example, Monogram’s new PhenoSense™ HIV Co-receptor Tropism assay is being used in all currently ongoing late-stage trials of the new class of entry inhibitor drugs called CCR5 inhibitors. The assay measures the ability of an individual’s HIV to use certain receptors on host cells that have been associated with more rapid disease progression and poorer clinical outcome. This information may be valuable in deciding what co-receptor should be targeted and thus what drug should be used. The dominant receptors can change over time, so monitoring changes is important for treatment effectiveness.

Cancer

More than one million new cases of solid tumor cancer are diagnosed each year in the U.S., with four cancer types (breast, prostate, lung, and colorectal) accounting for over 700,000 of these. Despite varied therapeutic modalities — surgery, radiation, chemotherapy, and biotherapeutics — healthcare providers have a critical unmet need for more accurate prognostic and diagnostic tools and more effective, safer therapeutics.

Monogram’s unique eTag™ technology is designed to accelerate the development of targeted therapeutics, improve clinical trial design and results, clarify and individualize the selection of medications, and optimize outcomes for patients with cancer and other serious diseases.

Conference Call Details

We will host a conference call today at 4:30 p.m. Eastern Time. To participate in the live teleconference call (800) 289-0496 fifteen minutes before the conference begins. Live audio of the call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. Access to live and archived audio of the conference call will be available by following the appropriate links at http://www.monogrambio.com and clicking on the Investor Relations link. Following the live broadcast, a replay of the call will also be available at (888) 203-1112, or (719) 457-0820 for international callers, until September 13th, 2005. The replay passcode is 9938427.

The information provided on the teleconference is only accurate at the time of the conference call, and Monogram will take no responsibility for providing updated information except as required by law.

About Monogram Biosciences, Inc.

Monogram, formerly ViroLogic, Inc., develops and commercializes innovative products to help guide and improve the treatment of infectious diseases, cancer and other serious diseases. The Company’s products are designed to help doctors optimize treatment regimens for their patients that lead to better outcomes and reduced costs. Monogram’s technology is also being used by numerous biopharmaceutical companies to develop new and improved antiviral therapeutics and vaccines as well as targeted cancer therapeutics. More information can be found at www.monogrambio.com.

The Mark of Individualized Medicine™, PhenoSense™ and eTag™ are all registered trademarks of Monogram Biosciences, Inc.

FORWARD LOOKING STATEMENTS

Certain statements in this press release are forward-looking, including statements regarding the activities expected to occur in connection with the name-change and stock ticker change. These forward-looking statements are subject to risks and uncertainties and other factors, which may cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the performance of our products; our ability to successfully conduct clinical studies and the results obtained from those studies; whether larger confirmatory clinical studies will confirm the results of initial studies; our ability to establish reliable, high-volume operations at commercially reasonable costs; expected reliance on a few customers for the majority of our revenues; the annual renewal of certain customer agreements; actual market acceptance of our products and adoption of our technological approach and products by pharmaceutical and biotechnology companies; our estimate of the size of our markets; our estimates of the levels of demand for our products; the timing and ultimate size of pharmaceutical company clinical trials; whether payors will authorize reimbursement for its products; whether the FDA or any other agency will decide to regulate Monogram’s products or services; whether the Company will encounter problems or delays in automating its processes; whether licenses to third party technology will be available; whether Monogram is able to build brand loyalty and expand revenues; and whether Monogram will be able to raise sufficient capital when required. For a discussion of other factors that may cause Monogram’s actual events to differ from those projected, please refer to the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We do not undertake, and specifically disclaim any obligation, to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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